EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, dated as of January 4, 1999, by and between SAVILLE SYSTEMS PLC, a public limited company incorporated under the laws of the Republic of Ireland, and its subsidiaries, SAVILLE SYSTEMS, INC. ("SSUS"), SAVILLE SYSTEMS CANADA, LTD. ("SSC"), SAVILLE SYSTEMS (UK) LIMITED ("SSUK") and SAVILLE SYSTEMS AUST. PTY LTD ("SSA") (collectively, the "Companies"), and JOHN
J. KILEY, a resident of Massachusetts (the "Executive");

                                   WITNESSETH:
         WHEREAS, each of the Companies wishes to employ the Executive as its Executive Vice President, Global Sales and Marketing, to serve in such capacity for all five Companies simultaneously; and
         WHEREAS, the Executive wishes to be employed in this capacity by the Companies, on the terms and conditions set forth below.
         NOW, THEREFORE, in consideration of the mutual obligations set forth herein, the parties hereto hereby agree as follows:

1. Engagement. Each Company hereby employs the Executive to serve as Executive Vice President, Global Sales and Marketing of each Company for the period beginning on the date first above written and ending at the close of business on January 5, 2000 or on such earlier date as the Executive's employment is terminated pursuant to the terms hereof (hereinafter, the "Term"). The Executive hereby accepts such employment for such Term, on the terms and conditions hereinafter set forth.

2. Duties. During the Term, the Executive shall be responsible for the management of the sales and marketing functions of the Companies and shall have such duties and responsibilities as may be assigned to him by the President, Chief Executive Officer or the Board of Directors of the Company (the "Board"). The Executive shall use his best efforts and shall act in good faith in performing all duties reasonably required to be performed under this Agreement. The Executive's principal place of business shall be in or near Boston, Massachusetts, at the offices of SSUS located there.

3. Availability. While employed by the Companies pursuant to this Agreement, the Executive shall devote his entire working time, attention and energies to the Companies' business and shall not be engaged in any other business activity without the express approval of the Board.

4. Expenses. Each Company shall reimburse the Executive, with reasonable promptness upon presentation of itemized vouchers or receipts, for all ordinary and necessary business expenses incurred by the Executive in the performance of his duties hereunder to such Company. Air travel by the Executive for any Company shall be by business class for international flights, by first class for U.S. domestic flights with a scheduled duration of three hours or longer, and otherwise by coach class; provided, however, that the Companies will, when possible, provide the Executive with frequent flyer (or similar program) upgrade coupons to enable the Executive to upgrade to first class on an as available basis.

5. Compensation. As compensation for the services to be rendered hereunder, the Companies agree as follows:

     (a) The Companies will pay to the Executive, in bi-weekly installments, an annual base salary of $250,000 during the Term. The Companies shall not be obligated to pay the Executive a salary for any time after the last day of the Term except as provided herein.

     (b) Within 45 days of the end of each fiscal quarter during the Term, the Executive shall receive a commission determined as follows. In each fiscal quarter during the Term, the Companies shall determine the amount of each commission paid or to be paid to each sales employee of the Companies with respect to the efforts of such employee during such quarter. Each such commission amount shall then be recalculated as if the percentage of the applicable commission were 0.33% higher. For example, a 3% commission would be recalculated as a 3.33% commission. The excess of the recalculated, higher amount over the commission payable to the applicable employee shall be paid to the Executive within 45 days of the end of the applicable fiscal quarter, as set forth above. Notwithstanding the foregoing, if the applicable commission amount is not payable in full with respect to calendar year 1999, then the 0.33% additional amount shall be reduced in the same manner as the applicable commission. For example, if a sales employee is entitled to a 3% commission on the guaranteed minimum payments under a service bureau contract but will be paid 1.5% of such commission during calendar year 1999, the amount payable to the Executive hereunder will be determined by adding 0.165% (half of 0.33%) to 1.5%.

     (c) In no event shall the total amount paid to the Executive by the Company pursuant to Sections 5(a) and (b) exceed $1,000,000.

     (d) The Companies shall pay the Executive a one-time cash signing bonus of $100,000.00 on May 1, 1999 provided that the Executive is an employee of the Company at that date.

     (e) The Executive shall be entitled to participate in the benefits package of the Companies for United States employees, including comprehensive health insurance. The Executive shall be entitled to three weeks of paid vacation per year.

6. Stock Option. The Company shall grant to the Executive a non-qualified option for the Company's Ordinary Shares in accordance with the terms specified in the Stock Option Agreement between the Executive and Saville Systems PLC of even date herewith.

7. Ownership of Material Information. All right, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, processes, developments, know-how, laboratory notebooks, creations, properties and all other proprietary rights arising from, or in any way related to, the Executive's employment hereunder, whether developed by the Executive independently or jointly with others ("Intellectual Property"), shall become and remain the exclusive property of the Companies, and the Executive shall have no interest therein. The Executive shall promptly disclose to the Companies and assign or transfer to the Companies all rights in any Intellectual Property. If any Company elects to seek patent or other protection with respect to any Intellectual Property, the Executive shall, at such Company's expense, take all actions reasonably requested by such Company to obtain such protection for the benefit of such Company and to fully vest in such Company and its successors and assigns full right and title to such Intellectual Property. Upon the termination of the Executive's employment by the Companies for any reason, the Executive shall return to each Company all property of such Company, including all copies of or relating to any Intellectual Property, in the possession or under the control of the Executive.

8. Confidentiality. The Executive shall not, during the term of his employment by the Companies pursuant to this Agreement or thereafter, disclose to anyone (except to the extent reasonably necessary for the Executive to perform his duties hereunder or as may be required by law) any confidential information concerning the business or affairs of any Company (or of any affiliate or subsidiary of any Company), including but not limited to lists of and records relating to customers, business plans, business negotiations, market information, financial and cost information, and scientific and technical information (whether of any Company or entrusted to any Company by a third party under a confidentiality agreement or understanding) which the Executive shall have acquired in the course of, or incident to, the performance of his duties pursuant to the terms of this Agreement or pursuant to any prior dealings with any Company or any affiliate or subsidiary of any Company. The Executive shall hold in strictest confidence, as a fiduciary, any and all such confidential information, and shall comply with all instructions of the Companies for preservation of the confidentiality of such information. In the event of a breach or threatened breach by the Executive of the provisions of this Section 8, the Companies shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Companies from pursuing any other remedies available to the Companies for such breach or threatened breach, including the recovery of damages from the Executive. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation of this Section 8) or which is a matter of general business knowledge or experience.

9. Termination for Cause.

     (a) The Companies may terminate their employment of the Executive under this Agreement for cause in the event that the President or the Board determines that the Executive (i) has been convicted of, or entered a plea of nolo contendere to, a crime of moral turpitude or a felony (whether or not in conjunction with the performance by the Executive of his duties under this Agreement), or (ii) has through willful misconduct or gross negligence engaged in an act or course of conduct that causes material injury to any of the Companies (or any affiliate or subsidiary of any of the Companies) (each of the reasons specified in clauses (i) and (ii) hereof being referred to herein as "Cause").

     (b) Upon a termination of employment under Section 9(a), the Companies shall be relieved of all further obligations under this Agreement. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions of Sections 7, 8, 13 18.

10. Termination Without Cause or for Good Reason.

     (a) If, during the Term of this Agreement, the employment of the Executive is terminated (i) by the Companies other than pursuant to Section 9(a) or
Section 12 or (ii) by the Executive for Good Reason (as defined below), the Executive shall be entitled to receive, upon such termination, a severance payment in an amount equal to two times the annual salary set forth in Section 5(a) and, if such termination occurs prior to May 1, 1999, $100,000. Such severance payment shall be payable in equal monthly installments over the remaining months of calendar 1999, provided that the $100,000 payment due if termination occurs prior to May 1, 1999 shall be paid on May 1, 1999. The Company shall not be obligated to pay (i) any commission under Section 5(b) with respect to the fiscal quarter in which a termination under this Section 10(a) occurs, or thereafter, or (ii) any amount due to unused vacation time.

     (b) For purposes of this Agreement, "Good Reason" means the occurrence, without the Executive's written consent, of any of the events or circumstances set forth in clauses (i) through (iii) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the date of termination specified in the Notice of Termination (as defined in Section 11) given by the Executive in respect thereof, such event or circumstance so identified by the Executive as "Good Reason" has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Companies shall only apply to the first Notice of Termination for Good Reason given by the Executive).

          (i) the assignment to the Executive of duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect as of January 15, 1999, or any other action or omission by the Companies which results in a material diminution in such position, authority or responsibilities;

          (ii) the failure of the Companies to obtain the agreement, in a form reasonably satisfactory to the Executive, from any successor to the Companies to assume and agree to perform this Agreement; or

          (iii) any failure of the Companies or any successor to pay or provide to the Executive any portion of the Executive's compensation or benefits due under this Agreement within fourteen days of the date such compensation is due, or any material breach by the Companies of this Agreement.

     (c) Termination of employment under this Section 10 shall terminate all other obligations of the Companies hereunder, except the obligations of the companies under this Section 10, but shall not terminate the Executive's obligations under Sections 7, 8 and 13 and shall not modify the terms of any stock option between the Executive and the Companies.

11. Notice of Termination. Any termination of the Executive's employment by the Companies or by the Executive under Sections 9 or 10 hereof shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 16. Any Notice of Termination shall: (a) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (b) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (c) specify the date of termination, which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination. In the event of a Notice of Termination by the Executive, the Company may, in its discretion, reduce the period prior to the date of termination by notice to the Executive.

12. Death or Inability to Perform of the Executive. In the event that the Executive, during the period while employed under this Agreement, shall die or at any time become unable to carry out his duties under this Agreement, the Companies may terminate this Agreement and be relieved of all further obligations hereunder. Termination of employment under this Section 12 shall not terminate the Executive's obligations under Sections 7, 8 and 13.

13. Non-Competition.

     (a) The Executive hereby agrees that, except as provided in Section 13(b), during the term of his employment by the Companies pursuant to this Agreement and for a period of one year following the termination of his employment under this Agreement prior to December 31, 1999 pursuant to Section 10(a), he will not, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 5% in a company with publicly traded equity securities), (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business competing with any business of the Companies in which Executive participated during the two years immediately preceding such termination, (ii) interfere with, solicit on behalf of another or attempt to entice away from the Companies (or any affiliate or subsidiary of any of the Companies) (x) any project, financing or customer that any of the Companies (or any affiliate or subsidiary of any of the Companies) has under contract (including unfulfilled purchase orders), or any letter of supply or other supplier contract or arrangement entered into by any of the Companies (or any affiliate or subsidiary of any of the Companies), and all extensions, renewals and resolicitations of such contracts or arrangements,
(y) any contract, agreement or arrangement that any Companies (or any affiliate or subsidiary of any of the Companies) is actively negotiating with any other party, or (z) any prospective business opportunity that any of the Companies (or any affiliate or subsidiary of any of the Companies) has identified at the time of termination as being actively pursued by such of the Companies, or (iii) for himself or another, attempt to hire, or assist in or facilitate in any way the solicitation of any employee any of the Companies (or any affiliate or subsidiary of any of the Companies), or any employee of any person, firm or other entity, the employees of which any of the Companies (or any affiliate or subsidiary of any of the Companies) has agreed not to hire or endeavor to hire.

     (b) In the event that the Executive's  employment is terminated pursuant to
Section 10(a), the Executive shall have the option, exercisable at any time by written notice to the Companies received prior to the date of termination set forth in the Notice of Termination, to be relieved of his obligations under clause (i) of Section 13(a), but not clauses (ii) and (iii) of Section 13(a). Upon the giving of such notice by the Executive, the Companies shall be relieved and discharged of all payment obligations to the Executive arising under Section 10(a) and payable on or after the date of such notice.

     (c) Because of the Executive's knowledge of the Companies' business, in the event of the Executive's actual or threatened breach of the provisions of this
Section 13 any of, the Companies shall be entitled to, and the Executive hereby consents to, an injunction restraining the Executive from any of the foregoing. However, nothing herein shall be construed as prohibiting the Companies from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. The Executive agrees that the provisions of this Section 13 are necessary and reasonable to protect the Companies in the conduct of its business. If any restriction contained in this
Section 13 shall be deemed to be invalid or unenforceable by reason of the extent, duration or geographic scope thereof, then the extent, duration, and geographic scope of such restriction shall be deemed to be reduced to the fullest extent, duration and geographic scope permitted by law and enforceable.

14. Capacity. The Executive represents and warrants to the Companies that he is not now under any enforceable obligation, of a contractual nature or otherwise, to any person, firm, corporation, association or other entity that is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

15. Withholding. The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by applicable law, as determined by the Companies in their reasonable judgment.

16. Waivers and Amendments. No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement. This Agreement may be amended only by a written instrument signed by the Executive and a duly authorized officer of each of the Companies.

17. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing and delivered by hand, by facsimile transmission or by overnight delivery service maintaining records of receipt, to the respective parties at the following addresses:

                  If to the Companies:

                           Saville Systems
                           One Van deGraaff Drive
                           Burlington, Massachusetts  01803
                           Facsimile:  781-270-6503
                           Attention: President

                  If to the Executive:

                           Mr. John J. Kiley
                           c/o Christopher Weld, Jr., Esq.
                           28 State Street
                           Boston, Massachusetts  02109
                           Facsimile:  617-227-5777

or to such other address or addresses as any party may from time to time designate by notice given to the others as aforesaid. Notices shall be effective when delivered.

18. Arbitration; Jurisdiction. Except for disputes arising under or in connection with Sections 7, 8, and 13, all disputes arising under or in connection  with  this  Agreement  or  concerning  in any  way  the  Executive's employment shall be submitted exclusively to arbitration in Boston, Massachusetts, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The parties hereto consent to personal jurisdiction of any state or Federal court sitting in the District of Massachusetts, in order to enforce any arbitration judgment or the rights of the Companies under Sections 7, 8 and 13, and waive any objection that such forum is inconvenient. Each party hereby consents to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the choice of law provisions thereof.

19. Assignability. The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Companies. The Executive may not assign any of his rights or obligations hereunder without the express written consent of the Companies.

20.  Miscellaneous.  This  Agreement,  the stock option  agreement  described in
Section 6 above and all existing stock option agreements between the Executive and the Companies set forth all, and are intended by each party to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

21. Headings; Construction. Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

22. Survival of Terms. If this Agreement is terminated for any reason, the provisions of Sections 5(b), 7, 8, 10, 13 and 18 shall survive and the Executive and the Companies, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               SAVILLE SYSTEMS PLC
                               SAVILLE SYSTEMS, INC.
                               SAVILLE SYSTEMS CANADA, LTD.
                               SAVILLE SYSTEMS (UK) LIMITED
                               SAVILLE SYSTEMS AUST. PTY LTD


/s/ John J. Kiley              By: /s/ John J. Boyle III
John J. Kiley                  Name: John J. Boyle III
                               Title: President and Chief Executive Officer